Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2007, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-140501) and related Prospectus of NeurogesX, Inc. for the registration of shares of its common stock.

Palo Alto, California

April 2, 2007